EXHIBIT
11.1
                                                       (Page 1 of
2)

                       NORTEK, INC. AND SUBSIDIARIES
     CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                                  For the Three Months Ended
                                                  --------------------------
                                                    June 29,       July 1,
                                                      1996           1995
                                                      ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
       shares issued during the period            17,023,815     16,618,505

Less average common and special common shares
       held in the Treasury                       (6,700,804)    (4,066,815)
                                                   ----------    ----------

Weighted average number of common and special
   common shares outstanding during the period    10,323,011     12,551,690

Dilutive effect of stock options considered
  common stock equivalents computed under the
  treasury stock method using the average
  price during the period                            208,074        139,777
                                                  ----------      ----------
Weighted average number of common and common
  equivalent shares outstanding during the
  period                                          10,531,085     12,691,467
                                                  ==========     ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
  common shares outstanding during the period     10,323,011     12,551,690

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                     208,074        139,777
                                                  ----------     ----------
                                                  10,531,085     12,691,467
                                                  ==========     ==========


                                                       EXHIBIT 11.1
                                                       (Page 2 of 2)

                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                               For the Six Months Ended
                                               ------------------------
                                                June 29,       July 1,
                                                  1996           1995
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                17,705,992    16,617,583

Less average common and special common shares
 held in the Treasury                           (6,700,804)   (4,066,815)
                                                ----------    ----------
Weighted average number of common and special
 common shares outstanding during the period    11,005,188    12,550,768

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           180,728       154,770
                                                ----------    ----------
Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         11,185,916    12,705,538
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    11,005,188    12,550,768

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   193,870       154,770
                                                ----------    ----------
                                                11,199,058    12,705,538
                                                ==========    ==========